EXHIBIT 99.1

Colony Bankcorp, Inc. Announces Fourth Quarter Results

FITZGERALD, Ga., Jan. 19, 2017 (GLOBE NEWSWIRE) -- Colony Bankcorp, Inc. (Nasdaq:CBAN), today reported net income available to shareholders of $1,883,000, or $0.22 per diluted share for the fourth quarter of 2016 compared to $1,584,000, or $0.19 per diluted share for the comparable 2015 period, while net income available to shareholders for the twelve month period ended December 31, 2016 was $7,180,000, or $0.84 per diluted share compared to $5,998,000, or $0.71 per share for the comparable 2015 period.  This increase of 19.71 percent in net income for the comparable twelve month periods was primarily driven by an increase in net interest income and a reduction in preferred stock dividends.  “In addition to earnings improvement, we also redeemed $5,000,000 of preferred stock during the quarter that on an annual basis reduces our annual dividend payment by $450,000.  This reduces our current outstanding preferred stock to $9,360,000.  Also of significance during 2016 was the reduction in non-performing assets of $4.47 million.  Our current non-performing assets total $18.79 million at December 31, 2016, down 19.20 percent from a year ago,” said Ed Loomis, President and Chief Executive Officer.  “We are pleased to report our 2016 results that reflect continued earnings and asset quality improvement.  As we look to 2017, we believe we are positioned for continued  improvement, which in turn will enhance shareholder value.”

Capital

Colony continues to maintain a strong regulatory capital position to be categorized as “well-capitalized” by regulatory benchmarks.  At December 31, 2016, the Company’s tier one leverage ratio, tier one ratio, total risk-based capital ratio and common equity tier one capital ratio were 10.29 percent, 15.50 percent, 16.64 percent and 11.32 percent, respectively, compared to 10.69 percent, 15.51 percent, 16.6 percent  and 10.29 percent, respectively, at December 31, 2015.  The Company’s capital ratios were all in excess of regulatory minimums required to be classified as “well-capitalized.”

Net Interest Margin

During the fourth quarter of 2016, the Company reported net interest income of $9.57 million and a net interest margin of 3.48 percent compared to $9.76 million and 3.63 percent, respectively, for fourth quarter 2015, while net interest income for twelve months ended December 31, 2016 was $38.11 million and a net interest margin of 3.51 percent compared to $37.71 million and 3.52 percent, respectively, for the comparable 2015 period.  While we have been in a historical low interest rate environment for some time, recent Federal Reserve discussion suggests a  move toward a “tightening” interest rate policy that would enhance our net interest margin for 2017.

Asset Quality

The Company continues to monitor our substandard and non-performing assets and focus on problem asset resolution.  Substandard assets that include non-performing assets totaled $33.23 million at December 31, 2016 compared to $41.49 million and $41.24 million, respectively, at September 30, 2016 and December 31, 2015.  Substandard assets adjusted for SBA guarantees to tier one capital plus loan loss reserve ratio was 25.67 percent, 31.34 percent and 31.36 percent, respectively, at December 31, 2016, September 30, 2016 and December 31, 2015.  Non-performing assets decreased from the previous quarter end to $18.79 million or 2.47 percent of total loans and other real estate owned as of December 31, 2016.  This compares to $23.80 million or 3.03 percent and $23.26 million or 3.03 percent, respectively, as of September 30, 2016 and December 31, 2015.

Other real estate (“OREO”) totaled $6.44 million at December 31, 2016 compared to $9.81 million and $8.84 million, respectively, at September 30, 2016 and December 31, 2015.  Though these levels remain at an elevated level, we continue to work diligently to dispose these properties at fair value.  We had significant reduction during fourth quarter to get to our lowest level of OREO in the past several years.

In the fourth quarter of 2016 net charge-offs were $280 thousand, or 0.04 percent of average loans as compared to net charge-offs of (77) thousand, or (0.01) percent of average loans in fourth quarter 2015, while 2016 net charge-offs  were $743 thousand, or 0.10 percent of average loans compared to $1.06 million, or 0.14 percent of average loans for the comparable 2015 period.  The loan loss reserve was $8.92 million or 1.18 percent of total loans on December 31, 2016 compared to $9.20 million or 1.19 percent and $8.60 million or 1.13 percent, respectively, at September 30, 2016 and December 31, 2015.  Loan loss reserve methodology resulted in three months ended December 31, 2016 provision for loan losses of $0 compared to $125 thousand for the comparable 2015 period, while the twelve months ended December 31, 2016 provision for loan losses was $1.06 million compared to $866 thousand for the comparable 2015 period.

Noninterest Income

Total noninterest income increased in the comparable periods as noninterest income for twelve months ended December 31, 2016 was $9.55 million compared to $9.05 million in the comparable 2015 period, or an increase of 5.62 percent.  Gain on sale of securities totaled $385 thousand compared to ($11) thousand in the comparable 2015 period to primarily account for the increase.  Our initiative to increase secondary market mortgage fee income has resulted in an increase of $155 thousand, or 29.41 percent over the comparable 2015 period.

Noninterest Expense

Total noninterest expense increased in the comparable periods as noninterest expense for twelve months ended December 31, 2016 was $34.07 million compared to $33.73 million for the comparable 2015 period, or an increase of 1.03 percent.  Salaries and employee benefit expenses increased 5.08 percent, occupancy expense decreased 0.48 percent and other noninterest expense decreased 4.33 percent for the comparable periods.  The efficiency ratio improved to 71.81 percent for twelve months ended December 31, 2016 compared to 71.92 percent for the comparable 2015 period, or a decrease of 0.15 percent.   The company continues to explore opportunities to further improve its’ operating efficiency.

Colony Bankcorp, Inc. is a bank holding company headquartered in Fitzgerald, Georgia that consists of one operating subsidiary, Colony Bank.  Colony Bank conducts a general full service commercial, consumer and mortgage banking business through twenty-seven offices located in the central, southern and coastal Georgia cities of Albany, Ashburn, Broxton, Centerville, Columbus, Cordele, Douglas, Eastman, Fitzgerald, Leesburg, Moultrie, Quitman, Rochelle, Savannah, Soperton, Statesboro, Sylvester, Thomaston, Tifton, Valdosta and Warner Robins, Georgia.

Colony Bankcorp, Inc. Common Stock is quoted on the Nasdaq Global Market under the symbol “CBAN”.

Certain statements contained in the preceding release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified.  In addition, certain statements may be contained in the Company’s future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act.  Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statement of plans and objectives of Colony Bankcorp, Inc. or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements.  Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements.  Forward-looking statements speak only as of the date on which such statements are made.  The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.  Readers are cautioned not to place undue reliance on these forward-looking statements.

Consolidated Balance Sheets Colony Bankcorp, Inc.
(in thousands)

	December 31, 2016	December 31, 2015	December 31, 2014
	(unaudited)	(audited)	(audited)
ASSETS
Cash and Cash Equivalents
Cash and Due from Banks	$28,822	$22,257	$24,473
Federal Funds Sold	-	-	20,132
	28,822	22,257	44,605
Interest-Bearing Deposits	46,345	38,615	21,206
Investment Securities
Available for Sale, at Fair Value	323,658	296,149	274,594
Held for Maturity, at Cost (Fair Value
of $28 as of December 31, 2014)	-	-	30
	323,658	296,149	274,624
Federal Home Loan Bank Stock, at Cost	3,010	2,731	2,831
Loans	754,283	758,636	746,094
Allowance for Loan Losses	(8,923)	(8,604)	(8,802)
Unearned Interest and Fees	(361)	(357)	(362)
	744,999	749,675	736,930
Premises and Equipment	27,969	26,454	24,960
Other Real Estate	6,439	8,839	10,402
Other Intangible Assets	81	116	152
Other Assets	29,119	29,313	31,188
Total Assets	$1,210,442	$1,174,149	$1,146,898

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits
Noninterest-Bearing	$159,059	$133,886	$128,340
Interest-Bearing	885,298	877,668	850,963
	1,044,357	1,011,554	979,303
Borrowed Money
Subordinated Debentures	24,229	24,229	24,229
Other Borrowed Money	46,000	40,000	40,000
	70,229	64,229	64,229

Other Liabilities	2,468	2,909	4,339

Stockholders' Equity
Preferred Stock, Stated Value $1,000 a Share;
Authorized 10,000,000 Shares, Issued 9,360 Shares
as of Dec. 31, 2016, 18,021 as of Dec. 31, 2015 and
28,000 as of Dec. 31, 2014, Respectively	9,360	18,021	28,000
Common Stock, Par Value $1 a share; Authorized
20,000,000 Shares, Issued 8,439,258 Shares as of
Dec. 31, 2016, Dec. 31, 2015 and Dec. 31, 2014,
Respectively	8,439	8,439	8,439
Paid in Capital	29,145	29,145	29,145
Retained Earnings	51,466	44,286	38,288
Accumulated Other Comprehensive Loss, Net of Tax	(5,022)	(4,434)	(4,845)
	93,388	95,457	99,027
Total Liabilities and Stockholders' Equity	$1,210,442	$1,174,149	$1,146,898

Consolidated Statements of Income Colony Bankcorp, Inc.
(in thousands except per share data)

	Quarter		Year-to-Date
	Three Months Ended		Twelve Months Ended
	12/31/2016	12/31/2015	12/31/2016	12/31/2015
	(unaudited)	(audited)	(unaudited)	(audited)
Interest Income
Loans, Including Fees	$9,808	$10,153	$38,943	$39,716
Federal Funds Sold	-	-	-	15
Deposits with Other Banks	45	22	124	80
Investment Securities
U. S. Government Agencies	1,286	1,127	5,264	4,235
State, County and Municipal	30	30	127	108
Dividends on Other Investments	34	31	131	122
	11,203	11,363	44,589	44,276
Interest Expense
Deposits	1,201	1,209	4,781	4,857
Federal Funds Purchased	1	-	1	-
Borrowed Money	432	393	1,701	1,712
	1,634	1,602	6,483	6,569
Net Interest Income	9,569	9,761	38,106	37,707
Provision for Loan Losses	-	125	1,062	866
Net Interest Income After Provision for Loan Losses	9,569	9,636	37,044	36,841

Noninterest Income
Service Charges on Deposits	1,122	1,084	4,307	4,268
Other Service Charges, Commissions and Fees	698	664	2,802	2,627
Mortgage Fee Income	175	142	682	527
Securities Gains (Losses)	-	(23)	385	(11)
Other	397	375	1,377	1,634
	2,392	2,242	9,553	9,045
Noninterest Expense
Salaries and Employee Benefits	4,658	4,320	18,483	17,590
Occupancy and Equipment	1,003	953	3,970	3,989
Other	3,169	3,511	11,620	12,146
	8,830	8,784	34,073	33,725

Income Before Income Taxes	3,131	3,094	12,524	12,161
Income Taxes	944	989	3,851	3,788
Net Income	2,187	2,105	8,673	8,373

Preferred Stock Dividends	304	521	1,493	2,375

Net Income Available to Common Shareholders	$1,883	$1,584	$7,180	$5,998
Net Income Per Share of Common Stock
Basic	$0.22	$0.19	$0.85	$0.71
Diluted	$0.22	$0.19	$0.84	$0.71
Weighted Average Basic Shares Outstanding	8,439,258	8,439,258	8,439,258	8,439,258
Weighted Average Diluted Shares Outstanding	8,553,937	8,486,672	8,513,295	8,458,461

COLONY BANKCORP, INC
FINANCIAL HIGHLIGHTS (UNAUDITED)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	QUARTER ENDED		YEAR-TO-DATE
EARNINGS SUMMARY	12/31/2016	12/31/2015	12/31/2016	12/31/2015
Net Interest Income	$9,569	$9,761	$38,106	$37,707
Provision for Loan Losses	-	125	1,062	866
Non-interest Income	2,392	2,242	9,553	9,045
Non-interest Expense	8,830	8,784	34,073	33,725
Income Taxes	944	989	3,851	3,788
Net Income	2,187	2,105	8,673	8,373
Preferred Stock Dividend	304	521	1,493	2,375
Net Income Available to
Common Shareholders	1,883	1,584	7,180	5,998

	QUARTER ENDED		YEAR-TO-DATE
PER COMMON SHARE SUMMARY	12/31/2016	12/31/2015	12/31/2016	12/31/2015
Common Shares Outstanding	8,439,258	8,439,258	8,439,258	8,439,258
Weighted Average Basic Shares	8,439,258	8,439,258	8,439,258	8,439,258
Weighted Average Diluted Shares	8,553,937	8,486,672	8,513,295	8,458,461
Earnings Per Basic Share (b)	$0.22	$0.19	$0.85	$0.71
Earnings Per Diluted Share (b)	$0.22	$0.19	$0.84	$0.71
Common Book Value Per Share	$9.96	$9.18	$9.96	$9.18
Tangible Common Book Value Per Share	$9.95	$9.16	$9.95	$9.16

	QUARTER ENDED		YEAR-TO-DATE
OPERATING RATIOS (1)	12/31/2016	12/31/2015	12/31/2016	12/31/2015
Net Interest Margin (a)	3.48%	3.63%	3.51%	3.52%
Return on Average Assets (b)	0.64%	0.55%	0.62%	0.52%
Return on Average Total Equity (b)	7.60%	6.26%	7.17%	5.90%
Efficiency (c)	73.57%	72.81%	71.81%	71.92%

(1) Annualized
(a) Computed using fully taxable-equivalent net income
(b) Computed using net income available to shareholders
(c) Computed by dividing non-interest expense by the sum of fully taxable-equivalent net interest income and non-interest income and excluding security gains/losses.

	QUARTER ENDED
ENDING BALANCES	12/31/2016	12/31/2015
Total Assets	$1,210,442	$1,174,149
Loans, Net of Reserves	744,999	749,675
Allowance for Loan Losses	8,923	8,604
Intangible Assets	81	116
Deposits	1,044,357	1,011,554
Common Shareholders' Equity	84,028	77,436
Common Equity to Total Assets	6.94%	6.60%
Total Equity	93,388	95,457
Total Equity to Total Assets	7.71%	8.13%

	QUARTER ENDED		YEAR-TO-DATE
AVERAGE BALANCES	12/31/2016	12/31/2015	12/31/2016	12/31/2015
Total Assets	$1,182,003	$1,150,797	$1,163,863	$1,146,984
Loans, Net of Reserves	760,170	756,549	751,778	748,367
Deposits	1,009,258	981,299	993,705	976,352
Common Shareholders' Equity	85,787	78,080	83,579	75,380
Total Equity	99,169	101,135	100,114	101,710

	QUARTER ENDED		YEAR-TO-DATE
ASSET QUALITY	12/31/2016	12/31/2015	12/31/2016	12/31/2015
Nonperforming Loans	$12,350	$14,416	$12,350	$14,416
Nonperforming Assets	18,789	23,255	18,789	23,255
Substandard Assets	33,227	41,236	33,227	41,236
Net Loan Chg-offs (Recoveries)	280	(77)	743	1,064
Reserve for Loan Loss to Total Loans	1.18%	1.13%	1.18%	1.13%
Reserve for Loan Loss to Non- performing Loans	72.25%	59.69%	72.25%	59.69%
Reserve for Loan Loss to Non-performing Assets	47.49%	37.00%	47.49%	37.00%
Net Loan Chg-offs (Recoveries)
to Avg. Total Loans	0.04%	(0.01)%	0.10%	0.14%
Nonperforming Loans to Total Loans	1.64%	1.90%	1.64%	1.90%
Nonperforming Assets to Total Assets	1.55%	1.98%	1.55%	1.98%
Nonperforming Assets to Total Loans
And Other Real Estate	2.47%	3.03%	2.47%	3.03%
Substandard Assets to Tier One Capital
and Allowance for Loan Losses	25.67%	31.36%	25.67%	31.36%

Quarterly Comparative Data (in thousands, except per share data)
	4Q2016	3Q2016	2Q2016	1Q2016	4Q2015
Assets	$1,210,442	$1,152,817	$1,147,027	$1,168,389	$1,174,149
Loans	744,999	766,532	754,437	744,356	749,675
Deposits	1,044,357	978,590	976,567	1,000,043	1,011,554
Common Shareholders’ Equity	84,028	86,375	85,444	82,522	77,436
Total Equity	93,388	100,735	103,465	100,543	95,457
Net Income	2,187	2,258	2,167	2,061	2,105
Net Income Available to
Common Shareholders	1,883	1,880	1,761	1,656	1,584
Net Income Per Share	0.22	0.22	0.21	0.20	0.19

Key Performance Ratios	4Q2016	3Q2016	2Q2016	1Q2016	4Q2015
Return on Average Assets (1)	0.64%	0.65%	0.61%	0.57%	0.55%
Return on Average Total Equity (1)	7.60%	7.35%	6.99%	6.75%	6.26%
Common Equity to Total Assets	6.94%	7.49%	7.45%	7.06%	6.60%
Total Equity to Total Assets	7.71%	8.74%	9.02%	8.61%	8.13%
Net Interest Margin	3.48%	3.56%	3.53%	3.47%	3.63%

(1) Computed using net income available to shareholders

Contact:
Terry L. Hester
Chief Financial Officer
(229) 426-6000 (Ext 6002)